UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2023
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AADI BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (424) 744-8055
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On March 28, 2023, Aadi Bioscience, Inc. (the "Company") issued a press release announcing its financial results for the fiscal year ended December 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2023, Mohammad Hirmand, M.D. was appointed a Class II director by the Board of Directors (the “Board”) of the Company, effective March 27, 2023. Dr. Hirmand fills the vacancy created in connection with the resignation of Brendan Delaney from the Board, as previously announced on March 3, 2023. Dr. Hirmand’s term of office will expire at the Company’s 2025 annual meeting of stockholders or until his successor is duly elected and qualified. The Board determined that Dr. Hirmand meets the requirements for independence under the applicable listing standards of the Nasdaq Stock Market LLC and the Securities and Exchange Act of 1934, as amended.
As a non-employee director, Dr. Hirmand will participate in the Company’s compensation program applicable to all non-employee directors, which is summarized below. Under the Company’s Outside Director Compensation Policy, each non-employee director receives a base annual retainer of $40,000, and the Board Chair receives an additional retainer of $26,000. Board committee members receive additional annual cash compensation for service on Board committees as follows: Audit Committee of the Board, $8,000 (member) or $20,000 (chair), Compensation Committee of the Board, $6,000 (member) or $12,000 (chair), and Nominating and Corporate Governance Committee of the Board, $4,500 (member) or $9,000 (chair). In addition, Dr. Hirmand will be granted an initial grant of a stock option to purchase shares of common stock of the Company with a grant date fair value (as determined in accordance with U.S. generally accepted accounting principles) equal to $325,000. The stock option will vest as to 1/36th of the total number of shares on each monthly anniversary of the grant date, subject to Dr. Hirmand’s continued service through each applicable vesting date. In the event of a change in control (as defined in the Company’s 2021 Equity Incentive Plan), the stock option will vest in full. Beginning with the Company’s annual meeting of stockholders in 2023, Dr. Hirmand will be eligible for equity awards on the same terms as other continuing members of the Board.
There are no arrangements or understandings between Dr. Hirmand and any other person pursuant to which Dr. Hirmand was selected as a director, and there are no transactions between Dr. Hirmand and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Dr. Hirmand in connection with his appointment to the Board, which is substantially the same form as that entered into with other directors of the Company.
On March 27, 2023, the Company issued a press release announcing Dr. Hirmand’s appointment as a director. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 28, 2023

99.2	Press Release, dated March 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
March 28, 2023

/s/ Scott Giacobello
Scott Giacobello
Interim Chief Executive Officer and President, and Chief Financial Officer